Exhibit 99.1

News Release	News Release

Magnum Hunter Resources Announces

Execution of Definitive Agreement to Sell its

Eagle Ford Shale Properties for $401 Million

Houston, TX — (Marketwire) — April 2, 2013 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC; MHR.PRD; and MHR.PRE) (the “Company” or “Magnum Hunter”), today announced that it has entered into a definitive agreement to sell all of its ownership interests in the Company’s Eagle Ford Shale oil and gas properties in Gonzales and Lavaca Counties of South Texas to a wholly-owned subsidiary of Penn Virginia Corporation (NYSE: PVA) (“Penn Virginia”) for a total purchase price of $401 million. The effective date of the sale will be January 1, 2013.

The transaction has been structured as a sale by Magnum Hunter of its 100% stock ownership interest in a wholly-owned subsidiary, Eagle Ford Hunter, Inc. Of the properties to be sold to Penn Virginia, there exists approximately 19,000 net mineral acres in this entity along with 49 producing wells, 7 wells drilled and in the completion stage and 4 wells currently drilling. For the month of March 2013, the average daily production for the properties was approximately 3,000 Boepd. The total consideration for this transaction will be paid approximately 90% ($361 million) in cash and, at the option of Penn Virginia, the remaining approximately 10% ($40 million) either in cash or shares of common stock of Penn Virginia, valued at $4.00 per share. Upon closing, Magnum Hunter plans to use the net proceeds from the transaction to reduce overall indebtedness, including borrowings under its Revolving Credit Facility and for other general corporate purposes. The transaction is expected to close in early to mid-May 2013, and is subject to customary closing conditions and purchase price adjustments.

Following the consummation of this transaction, the Company will continue to own approximately 7,000 net mineral acres located in Fayette, Lee, and Atascosa Counties in South Texas. Magnum Hunter is participating in a new horizontal Pearsall Shale well with Marathon Oil Corporation that is currently drilling in Atascosa County.

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter Resources, commented, “The announcement of the sale of this property today is “bitter sweet” for our Management and Board. Our Company’s entry into the Eagle Ford Shale initially began when we acquired Sharon Resources, Inc. back in September 2009 for $2.35 million, which was an all-stock transaction that resulted in 5.6% dilution of the Company at that time. Since the acquisition of Sharon, now known as Eagle Ford Hunter, the Company has deployed approximately $263 million of new capital for development in the Eagle Ford and has generated approximately $80 million of net cash flow from this region as of the beginning of this year. Based on the $401 million purchase price announced today and the net investment to-date, this implies over a two times return on capital invested over the past three years and an IRR in excess of 80%. We believe this sale to Penn Virginia fits their existing asset base which is located adjacent to these properties and future drilling plans in the Eagle Ford Shale very well. It has always been our belief that as the various shale plays mature, building scale is extremely important for achieving long term economic value and that is what is being accomplished today. We wish Penn Virginia success in this transaction.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas and North Dakota and Saskatchewan, Canada. The Company is presently active in five of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale, Pearsall Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com.

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending transactions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of proposed transactions; the ability to complete proposed transactions considering various closing conditions; the benefits of any such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil, natural gas and natural gas liquids; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and therefore our oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K, as amended, filed with the Securities and Exchange Commission, which we refer to as the SEC. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Contact:

Investor Relations

ir@magnumhunterresources.com
(832) 203-4539